Exhibit 99.1

EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of SciClone Pharmaceuticals, Inc., a Delaware Corporation, and further agree that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 19th day of November 2012.

GL Trade Investment Limited	/s/ Ileana Bolcato
Name: Ileana Bolcato
Title: Director

GL China Opportunities Fund L.P.	/s/ Zhenfu Li
By: GL Capital Management GP L.P.	Name: Zhenfu Li
Its General Partner	Title: Chief Executive Officer

GL Capital Management GP L.P.	/s/ Zhenfu Li
By: GL Capital Management GP Limited	Name: Zhenfu Li
Its General Partner	Title: Chief Executive Officer

GL Capital Management GP Limited	/s/ Zhenfu Li
Name: Zhenfu Li
Title: Director

GL Partners Capital Management Limited	/s/ Zhenfu Li
Name: Zhenfu Li
Title: Director

Zhenfu Li	/s/ Zhenfu Li
Name: Zhenfu Li

16